As filed with the Securities and Exchange Commission on February 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAUDAX BIO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	47-4639500
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

490 Lapp Road Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

BAUDAX BIO, INC. 2019 EQUITY INCENTIVE PLAN

(Full title of the plan)

Gerri A. Henwood

President and Chief Executive Officer

Baudax Bio, Inc.

490 Lapp Road

Malvern, PA 19355

(Name and address of agent for service)

(484) 395-2470

(Telephone number, including area code, of agent for service)

with a copy to:

Rachael M. Bushey, Esq.

Jennifer L. Porter, Esq.

Goodwin Procter LLP

2929 Arch Street, Suite 1700

Philadelphia, PA 19104

(445) 207-7805

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 25,004 shares of common stock, $0.01 par value per share (the “Common Stock”), of Baudax Bio, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Baudax Bio, Inc. 2019 Equity Incentive Plan (the “Plan”) for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective.

The Registrant previously filed Registration Statements on Form S-8 (File Nos. 333-235377, 333-253120 and 333-263606) with the Securities and Exchange Commission (the “Commission”) to register 6,577 shares of Common Stock that were authorized for issuance under the Plan (which amount takes into account the Registrant’s (i) one-for-35 reverse stock split that became effective on February 16, 2022 and (ii) one-for-40 reverse stock split that became effective on December 1, 2022). Upon the effectiveness of this Registration Statement, an aggregate of 31,581 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-235377) filed with the Commission on December 5, 2019, the contents of the Registration Statement on Form S-8 (File No. 333-253120) filed with the Commission on February 16, 2021 and the contents of the Registration Statement on Form S-8 (File No. 333-263606) filed with the Commission on March 16, 2022 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

The Registrant shall deliver or cause to be delivered documents containing the information specified by Part I of this Registration Statement to participants in the Plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The Registrant will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355, Attention: Gerri Henwood, Chief Executive Officer, telephone number (484) 395-2400.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant, filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 23, 2023;

(b) The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on January  9, 2023 and January 24, 2023;

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Form 10 filed on November 8, 2019 (File No. 001-39101) with the Commission, including any amendment or report filed for the purpose of updating such description; and

(d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of Baudax Bio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39101) filed on November 26, 2019)

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Baudax Bio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39101) filed on August 11, 2021)

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Baudax Bio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39101) filed on February 15, 2022)

4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of Baudax Bio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39101) filed on November 30, 2022)

4.5	Amended and Restated Bylaws of Baudax Bio, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39101) filed on November 26, 2019)

4.6	Baudax Bio, Inc. 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form 10 (File No. 001-39101) filed on November 5, 2019)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of EisnerAmper LLP

23.2*	Consent of KPMG LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page to this Registration Statement)

107*	Filing Fee Table

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Malvern, Pennsylvania, on the 23rd of February, 2023.

BAUDAX BIO, INC.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Baudax Bio, Inc., hereby severally constitute and appoint Gerri A. Henwood and Jillian Dilmore, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Gerri A. Henwood	President, Chief Executive Officer and Director (principal executive officer)	February 23, 2023
Gerri A. Henwood

/s/ Jillian Dilmore	Corporate Controller (principal financial and accounting officer)	February 23, 2023
Jillian Dilmore

/s/ William L. Ashton	Director	February 23, 2023
William L. Ashton

/s/ Arnold Baskies, M.D.	Director	February 23, 2023
Arnold Baskies, M.D.

/s/ Winston J. Churchill	Director	February 23, 2023
Winston J. Churchill

/s/ Andrew Drechsler	Director	February 23, 2023
Andrew Drechsler

/s/ Wayne B. Weisman	Director	February 23, 2023
Wayne B. Weisman